EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-57390, 333-57392, and 333-57396) of Black
Warrior Wireline Corp. of our report dated June 10, 2002 relating to the financial statements, which appear in this Form 10-K.




PricewaterhouseCoopers LLP

Memphis, TN
June 17, 2001